Tidal Trust IV 485APOS

Exhibit 99.(h)(iii)(ii)

SECOND AMENDMENT TO THE

TRANSFER AGENT SERVICING AGREEMENT

THIS SECOND AMENDMENT effective as of the last date on the signature block (the “Effective Date”), to the Transfer Agent Servicing Agreement dated as of June 8, 2026, as amended (the “Agreement”), is entered into by and between TIDAL TRUST IV, a Delaware statutory trust (the “Trust”), and U.S. BANCORP FUND SERVICES, LLC d/b/a U.S. BANK GLOBAL FUND SERVICES, a Wisconsin limited liability company (“USBGFS”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the Agreement to update Exhibit A to:

Add the following funds:

●	DailyDelta Bitcoin Call Options Strategy ETF
●	DailyDelta Bitcoin Put Options Strategy ETF
●	DailyDelta Nasdaq 100® Call Options Strategy ETF
●	DailyDelta Nasdaq 100® Put Options Strategy ETF
●	DailyDelta R2000 Call Options Strategy ETF
●	DailyDelta R2000 Put Options Strategy ETF
●	DailyDelta SP500 Call Options Strategy ETF
●	DailyDelta SP500 Put Options Strategy ETF
●	Systematic Equity Alpha ETF
●	The China AI ETF
●	The China AI Tigers ETF
●	The Emerging Markets AI ETF
●	The Emerging Markets AI MAG 3 ETF
●	The Emerging Markets Memory ETF
●	The Emerging Markets Semiconductor ETF
●	The GPUs ETF
●	VegaShares AI Advanced Chip Packaging ETF
●	VegaShares AI Compute ETF
●	VegaShares AI Energy ETF
●	VegaShares AI Fab Equipment ETF
●	VegaShares AI Inference ETF
●	VegaShares AI Inference Infrastructure ETF
●	VegaShares AI Metals, Miners & Materials ETF
●	VegaShares AI Networking ETF
●	VegaShares AI On-Devices ETF
●	VegaShares AI Rack Hardware ETF
●	VegaShares AI Storage ETF
●	VegaShares AI Testing Equipment ETF
●	VegaShares AI Thermal, Cooling & Power Management ETF

●	VegaShares Cross Asset Premium Income ETF
●	VegaShares Edge AI ETF
●	VegaShares Junior AI ETF
●	VegaShares Multilayer Ceramic Capacitors ETF
●	VegaShares Printed Circuit Boards ETF
●	VegaShares Short Volatility Premium Income ETF
●	VegaShares Silicon Silicates ETF
●	VegaShares Silicon Wafers ETF
●	VegaShares Trillions ETF
●	VegaShares Triple Source Income ETF

WHEREAS, Section 13(e) of the Agreement allows for its amendment by a written instrument executed by both parties and authorized or approved by the Board of Trustees of the Trust.

NOW, THEREFORE, the parties agree as follows:

Exhibit A of the Agreement is hereby superseded and replaced in its entirety with Exhibit A attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed by a duly authorized officer on one or more counterparts as of the date last written below.

TIDAL TRUST IV		U.S. BANCORP FUND SERVICES, LLC

By:	/s/Eric Falkeis	By:	/s/Elizabeth Scalf

Name:	Eric Falkeis	Name:	Elizabeth Scalf

Title:	Principal Executive Officer	Title:	Senior Vice President

Date:	7/23/2026	Date:	August 6, 2026

Exhibit A to the Transfer Agent Servicing Agreement

Separate Series of Tidal Trust IV

Name of ETF Series

VegaShares Creatorverse ETF

VegaShares SpaceX & Beyond Earth ETF

VegaShares Synthetic Mind ETF

Defiance AI Hyperscale Leaders ETF

DailyDelta Bitcoin Call Options Strategy ETF

DailyDelta Bitcoin Put Options Strategy ETF

DailyDelta Nasdaq 100® Call Options Strategy ETF

DailyDelta Nasdaq 100® Put Options Strategy ETF

DailyDelta R2000 Call Options Strategy ETF

DailyDelta R2000 Put Options Strategy ETF

DailyDelta SP500 Call Options Strategy ETF

DailyDelta SP500 Put Options Strategy ETF

Systematic Equity Alpha ETF

The China AI ETF

The China AI Tigers ETF

The Emerging Markets AI ETF

The Emerging Markets AI MAG 3 ETF

The Emerging Markets Memory ETF

The Emerging Markets Semiconductor ETF

The GPUs ETF

VegaShares AI Advanced Chip Packaging ETF

VegaShares AI Compute ETF

VegaShares AI Energy ETF

VegaShares AI Fab Equipment ETF

VegaShares AI Inference ETF

VegaShares AI Inference Infrastructure ETF

VegaShares AI Metals, Miners & Materials ETF

VegaShares AI Networking ETF

VegaShares AI On-Devices ETF

VegaShares AI Rack Hardware ETF

VegaShares AI Storage ETF

VegaShares AI Testing Equipment ETF

VegaShares AI Thermal, Cooling & Power Management ETF

VegaShares Cross Asset Premium Income ETF

VegaShares Edge AI ETF

VegaShares Junior AI ETF

VegaShares Multilayer Ceramic Capacitors ETF

VegaShares Printed Circuit Boards ETF

VegaShares Short Volatility Premium Income ETF

VegaShares Silicon Silicates ETF

VegaShares Silicon Wafers ETF

VegaShares Trillions ETF

VegaShares Triple Source Income ETF

Name of Mutual Fund Series